SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Earliest Event Reported: July 18, 2001



                         THE HALLWOOD GROUP INCORPORATED

             (Exact name of registrant as specified in its charter)



           DELAWARE                       1-8303                  51-0261339

(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)


         3710 Rawlins, Suite 1500
              Dallas, Texas                                        75219
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (214) 528-5588


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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE


As a result of hotel properties of The Hallwood Group Incorporated (the "Company") being placed into receivership, as previously reported, the Company has determined that a technical default has occurred under the Company's 10% Collateralized Subordinated Debentures (the "Debentures"). The Indenture provides that upon the occurrence of a default the principal and accrued interest on the Debentures shall automatically become due and payable. A copy of the notice (the "Notice") to holders of the Debentures from Bank One, N.A., trustee, is attached. The Notice states that the holders of a majority of the outstanding principal amount of the Debentures, on behalf of all holders, may waive the default and that if the default is waived and the Company has deposited sufficient funds to pay overdue interest and other costs, then the majority holders may rescind and annul the declaration of acceleration and its consequences. The Company intends to solicit such a waiver from the holders of the Debentures. There can be no assurance that a waiver will be obtained, however.



ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

     (c)          Exhibits

     20.1 Notice to Securityholders from Bank One, N.A., dated July 27, 2001, filed herewith.

--------------------





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: July 27, 2001



                                            THE HALLWOOD GROUP INCORPORATED



                                            By:  /s/ Melvin J. Melle
                                                 -------------------------------
                                            Name: Melvin J. Melle
                                            Title: Vice President





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                                 EXHIBIT INDEX


     (c)          Exhibits

     20.1 Notice to Security holders from Bank One, N.A., dated July 27, 2001, filed herewith.